UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 22, 2007

            TERADYNE, INC.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-06462	04-2272148
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Riverpark Drive, North Reading, MA	01864
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (978) 370-2700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Following approval by the Board of Directors (the “Board”) of Teradyne, Inc. (“Teradyne”) on January 22, 2007, Teradyne and Computershare Trust Company, N.A. (successor to Fleet National Bank), as Rights Agent (the “Rights Agent”) entered into an amendment, dated as of January 24, 2007, to that certain Rights Agreement dated as of November 17, 2000, by and between Teradyne and the Rights Agent. Pursuant to the amendment, the “Final Expiration Date” set forth in the Rights Agreement was changed from November 27, 2010 to February 8, 2007. Accordingly, the Rights Agreement and all rights thereunder will expire and terminate on February 8, 2007. A copy of the press release announcing the early termination of the Rights Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The amendment to the Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above is incorporated by reference into this Item 1.02.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.03.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e) Executive Compensation - 2007 Variable Compensation Factors

On January 22, 2007, the Compensation Committee of the Board approved the specific performance criteria and the variable compensation factors for variable compensation awards to be issued for the 2007 fiscal year pursuant to the 2006 Equity and Cash Compensation Incentive Plan (the “2006 Plan”). Under the 2006 Plan, variable compensation awards may be paid to Teradyne’s executive officers and certain eligible senior employees each year based on certain performance criteria. Variable compensation awards are calculated based on a percentage of a participant’s base annual salary (also called “Variable Compensation Factors”). Variable Compensation Factors start at 10% for new participants and may be up to 200% of base annual salary for participants with greater levels of responsibility. In determining the amount of variable compensation awards for the 2007 fiscal year, if any, payable to a participant the Compensation Committee will consider specific performance criteria, including, profitability, return on net assets, market share, revenue growth, quantitative vital goals, overall business strategy, strategic position and organizational capability.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On January 22, 2007, the Board amended Teradyne’s Amended and Restated By-Laws (the “Bylaws”) to repeal the classified board provision contained therein and opt-out of Section 8.06(b) of Mass. Gen. Laws ch. 156D, effective as of immediately prior to the opening of the polls at the 2008 annual meeting of shareholders. As a result, the terms of all classes of the directors shall expire at the 2008 annual meeting. Upon election at that meeting and thereafter, each director will serve for a one year term. The Bylaws were amended to provide that each director shall hold office until the next

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annual meeting of shareholders and until his or her successor is duly elected and qualified. Prior to this amendment, the Bylaws provided for a classified board with directors being elected for three-year terms. A copy of the press release announcing the amendment is attached hereto as Exhibit 99.1 and is incorporated herein by reference. A copy of the amendment to the Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

The exhibits listed below and in the accompanying Exhibit Index are hereby incorporated as part of this Current Report on Form 8-K.

Exhibit No.	Description

3.1	Amendment to Amended and Restated By-Laws.

4.1	Amendment, dated as of January 24, 2007, to Rights Agreement, dated as of November 17, 2000, between Teradyne, Inc. and Computershare Trust Company, N.A. (as successor to Fleet National Bank).

99.1	Press Release dated January 24, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERADYNE, INC.

Dated: January 25, 2007	By:	/s/ Gregory R. Beecher
		Name:	Gregory R. Beecher
		Title:	V.P., Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amendment to Amended and Restated By-Laws.

4.1	Amendment, dated as of January 24, 2007 to Rights Agreement, dated as of November 17, 2000, between Teradyne, Inc. and Computershare Trust Company, N.A. (as successor to Fleet National Bank).

99.1	Press Release dated January 24, 2007.